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                                                                       Exhibit 5

                                November 4, 1996

Xionics Document Technologies, Inc.
70 Blanchard Road
Burlington, MA 01803

      Re:   Registration Statement on Form S-8
            Under the Securities Act of 1933, as amended
            --------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Xionics Document Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about November 4, 1996 (the "Registration Statement").

      The Registration Statement covers the registration of 3,251,918 shares of common stock, $.01 par value per share, of the Company (the "Shares"), which may be issued by the Company upon exercise of stock options, granted or to be granted pursuant to the Company's 1996, 1995 and 1993 Stock Option Plans (the "Plans").

      We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plans and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

      We further assume that all Shares issued upon exercise of options granted or to be granted pursuant to the Plans, will be issued in accordance with the terms of such options (where applicable) and the Plans.


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Xionics Document Technologies, Inc.
November 4, 1996
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      Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of stock options, duly granted pursuant to the Plans and paid for in accordance with the provisions of the Plans and the grant, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ BINGHAM, DANA & GOULD LLP